Exhibit 99.1

News Release

380 Interlocken Crescent  •  Broomfield, CO 80021  •  303.460.9200  •  Fax: 720.566.3860  •  www.mcdata.com

November 18, 2004

Contacts

Investors: Renee Lyall (720) 558-4629 renee.lyall@mcdata.com	Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 press.releases@mcdata.com

McDATA Announces Third Quarter 2004 Results

Revenue Increases Year-over-Year

BROOMFIELD, Colo. – November 18, 2004 – McDATA Corporation (NASDAQ: MCDTA/MCDT) today reported results for the third quarter ended October 31, 2004.  Revenue totaled $98.5 million, slightly up from the second quarter ended July 31, 2004, and up 4 percent over the third quarter of fiscal year 2003. The GAAP net loss for the third quarter of 2004 was $(5.5) million, or $(0.05) per share, compared to net loss of $(5.4) million, or $(0.05) per share for the second quarter of fiscal year 2004, and GAAP net loss of $(50.0) million, or $(0.44) per share for the third quarter of fiscal year 2003.

Non-GAAP net income for the third quarter of 2004 totaled $4.6 million, or $0.04 per share, compared to non-GAAP net income of $2.0 million, or $0.02 per share for the second quarter of fiscal year 2004 and non-GAAP net income of $2.7 million, or $0.02 per share in the third quarter of fiscal year 2003.

McDATA’s non-GAAP results exclude charges relating to the amortization of deferred compensation, certain restructuring charges and amortization of purchased intangible assets.  In addition, the company recorded its share of the operating loss associated with McDATA’s investment in Aarohi, which was excluded for the purpose of the non-GAAP results.

McDATA’s non-GAAP EPS includes a benefit of approximately $3.1 million, or $0.03 per share, primarily related to better than expected R&D tax credits and deductions for foreign sales on our 2003 tax return, and a corresponding increase in our estimates for these two beneficial items with respect to 2004.

1

The Company’s balance sheet at the end of the third quarter of fiscal year 2004 was highlighted by $305 million of cash and investments.  In addition, the Company completed a repurchase of 2.0 million shares of Class B common stock at an average price of $5.00 in accordance with its share repurchase program during the third quarter of fiscal year 2004.

“I’m pleased to report our third quarter results were in line with our guidance,” said John Kelley, McDATA Chairman, President and CEO. “During the quarter we announced our enhanced OEM agreement with IBM, and we achieved major milestones during the quarter, including shipping our Intrepid 10000 Director for qualification to our major OEM partners and introducing our third generation SAN router, the Eclipse 2640.”

Key Third Quarter Accomplishments

In the third quarter, McDATA strengthened its partner and customer relationships through new product and solution offerings, leveraged technologies, and roadmap alignment. During the quarter, McDATA:

•                  Announced its intention to deliver 4Gbit/s and 10Gbit/s technology in the first half of 2005.

•                  Announced an expanded agreement with IBM effective October 15, 2004, for the sale and distribution of select McDATA switches and directors under the IBM TotalStorage brand, significantly expanding the market and reach of customer opportunities, especially in the Asia Pacific and EMEA regions.

•                  Shipped the Intrepid 10000 Director for OEM qualification.

•                  Announced software enhancements, including advanced security and diagnostic capabilities, enabling added investment protection for its market leading Intrepid® 6000 series Directors.

•                  Announced and shipped for OEM qualification the Eclipse 2640 SAN Router, enabling medium and large enterprises to cost-effectively unite multi-vendor solutions with the broadest range of high-performance interconnectivity for storage network solutions extending our leadership role in SAN routing.

•                  Partnered with QLogic to increase interoperability and improve management of enterprise  SANs for OEMs, channel partners, and SAN administrators.  QLogic will be the first switch vendor to interoperate with McDATA products in native mode.

2

Conference Call

McDATA will host a conference call to discuss its third quarter fiscal 2004 financial results on November 18, 2004, at 3:00 p.m. MT.  The conference call will be audio webcast live via the internet at www.mcdata.com and will be archived on the Company’s website for the next 12 months.

###

About McDATA (www.mcdata.com)

McDATA (Nasdaq: MCDTA/MCDT) is the only vendor today uniquely positioned to deliver a unified information infrastructure— key to enabling a world where digital data is instantly transformed into useful information, accessed—anytime, anywhere. With more than 20 years of storage networking experience, McDATA’s comprehensive product portfolio enables partners and customers around the world to reduce the total cost of storage management today and be ready to adapt to the real-time information demands of tomorrow. Trusted in the world’s largest data centers, McDATA connects more than two-thirds of all the world’s networked data, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data.

Forward-Looking Statements

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our relationships with EMC, IBM and HDS and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, purchases by our OEM and reseller partners of our products in anticipation of end user demand, OEM qualification of our new products, manufacturing constraints and other risk factors that are disclosed in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2003	October 31, 2004	October 31, 2003	October 31, 2004

Revenue	$94,659	$98,525	$304,852	$293,975
Cost of revenue	40,012	43,704	128,307	129,568
Gross profit	54,647	54,821	176,545	164,407

Operating expenses (recoveries):
Research and development	23,571	22,789	60,546	69,993
Selling and marketing	23,531	26,755	70,452	74,477
General and administrative	10,660	11,405	25,330	36,689
Acquired in-process research and development	11,410	—	11,410	—
Restructuring costs (recoveries)	—	(55)	—	1,263
Amortization of deferred compensation	5,719	1,050	8,620	4,797
Operating expenses (recoveries)	74,891	61,944	176,358	187,219

Income (loss) from operations	(20,244)	(7,123)	187	(22,812)
Interest and other income, net	1,639	1,244	3,011	3,440
Income (loss) before income taxes	(18,605)	(5,879)	3,198	(19,372)
Income tax expense (benefit)	30,852	(618)	38,210	40
Loss before equity in net loss of affiliated company	(49,457)	(5,261)	(35,012)	(19,412)
Equity in net loss of affiliated company	(591)	(262)	(591)	(1,380)
Net loss	$(50,048)	$(5,523)	$(35,603)	$(20,792)

Basic net loss per share	$(0.44)	$(0.05)	$(0.31)	$(0.18)
Shares used in computing basic net loss per share	114,955	115,624	114,627	115,377

Diluted net loss per share	$(0.44)	$(0.05)	$(0.31)	$(0.18)
Shares used in computing diluted net loss per share	114,955	115,624	114,627	115,377

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2003	October 31, 2004	October 31, 2003	October 31, 2004

Revenue	$94,659	$98,525	$304,852	$293,975
Cost of revenue	39,600	43,678	128,085	129,366
Gross profit	55,059	54,847	176,767	164,609

Operating expenses:
Research and development	21,947	22,387	58,922	68,549
Selling and marketing	22,939	26,622	69,860	74,140
General and administrative	7,811	5,639	21,431	19,200
Acquired in-process research and development	—	—	—	—
Restructuring costs	—	—	—	—
Amortization of deferred compensation	—	—	—	—
Operating expenses	52,697	54,648	150,213	161,889

Income (loss) from operations	2,362	199	26,554	2,720
Interest and other income, net	1,639	1,244	3,011	3,440
Income before income taxes	4,001	1,443	29,565	6,160
Income tax expense (benefit)	1,320	(3,108)	8,603	(1,505)
Income before equity in net loss of affiliated company	2,681	$4,551	20,962	7,665
Equity in net loss of affiliated company	—	—	—	—
Net income	$2,681	$4,551	$20,962	$7,665

Basic net income per share	$0.02	$0.04	$0.18	$0.07
Shares used in computing basic net income per share	114,955	115,624	114,627	115,377

Diluted net income per share	$0.02	$0.04	$0.17	$0.07
Shares used in computing diluted net income per share	118,177	118,739	118,135	117,584

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)  (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2003	October 31, 2004	October 31, 2003	October 31, 2004

GAAP net income (loss)	$(50,048)	$(5,523)	$(35,603)	$(20,792)

Adjustments:
Inventory-related charges, net	—	—	(460)	—
Amortization of deferred compensation andacquisition-related compensation	8,680	1,732	11,851	7,051
Amortization of intangible assets	2,516	5,645	3,566	17,218
Restructuring costs (recoveries)	—	(55)	—	1,263
Acquired in-process research & development	11,410	—	11,410	—
Income tax effect	29,532	2,490	29,607	1,545
Equity in net loss of affiliated company	591	262	591	1,380

Non-GAAP net income	$2,681	$4,551	$20,962	$7,665

GAAP net loss per share – basic and diluted	$(0.44)	$(0.05)	$(0.31)	$(0.18)
Non-GAAP net income per share – diluted	$0.02	$0.04	$0.17	$0.07
Shares used in non-GAAP per share calculation –diluted	118,177	118,739	118,135	117,584

Note (1) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles.  The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Nine Months Ended
	October 31, 2003	October 31, 2004	October 31, 2003	October 31, 2004
Non-GAAP Adjustments
Cost of revenue:
Inventory-related charges, net	$—	$—	$(460)	$—
Deferred compensation and acquisition-related compensation	412	26	682	202
Cost of revenue subtotal	412	26	222	202
Operating expenses:
Research and development:
Acquisition-related compensation	1,624	402	1,624	1,444
Selling and marketing
Acquisition-related compensation	592	133	592	337
General and administrative
Acquisition-related compensation	333	121	333	271
Amortization of intangible assets	2,516	5,645	3,566	17,218
Acquired in-process research & development	11,410	—	11,410	—
Restructuring costs (recoveries)	—	(55)	—	1,263
Amortization of deferred compensation	5,719	1,050	8,620	4,797
Operating expenses subtotal	22,194	7,296	26,145	25,330
Total non-GAAP Adjustments	22,606	7,322	26,367	25,532
Income tax expense (benefit):	(29,532)	(2,490)	(29,607)	(1,545)
Equity in net loss of affiliated company	591	262	591	1,380
After-tax impact of non-GAAP adjustments	$52,729	$10,074	$56,565	$28,457

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 31, 2004	October 31, 2004
Assets
Cash and short term investments	$216,783	$199,997
Securities lending collateral	123,916	141,361
Accounts receivable, net	53,541	64,406
Inventories, net	12,648	16,386
Other current assets	5,236	6,764
Total current assets	412,124	428,914
Property and equipment, net	98,002	98,096
Long-term investments	99,245	99,429
Goodwill	78,693	78,693
Intangible assets, net	98,793	93,146
Other assets, net	26,905	31,763
Total assets	$813,762	$830,041

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$65,208	$69,056
Securities lending collateral	123,916	141,361
Current portion of deferred revenue	19,135	20,791
Current portion of notes payable and capital leases	1,504	1,013
Total current liabilities	209,763	232,221
Notes payable and capital leases, less current portion	445	388
Deferred revenue, less current portion	23,029	25,049
Convertible subordinate debt and related interest rate swap	172,500	172,781
Other long-term liabilities	—	2,020
Total liabilities	405,737	432,459
Stockholders’ equity	408,025	397,582
Total liabilities and stockholders’ equity	$813,762	$830,041

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	October 31, 2003	October 31, 2004

Net cash provided by operating activities	$45,129	$10,056

Cash flows from investing activities:
Purchases of property and equipment	$(12,510)	$(13,911)
Acquisitions and equity investment	(177,174)	—
Net purchases of investments	(54,263)	8,161
Net cash used by investing activities	$(243,947)	$(5,750)

Cash flows from financing activities:
Net proceeds for issuance of convertible subordinated debt	$166,933	$—
Net purchase of share option transactions	(20,510)	—
Cash restricted pursuant to interest rate swap transaction	(5,130)	—
Purchase of treasury stock	—	(10,100)
Payment of obligations under notes payable and capitalleases	(16,747)	(2,317)
Proceeds from the issuance of common stock	5,624	5,500
Net cash provided (used) by financing activities	$130,170	$(6,917)

Net decrease in cash and cash equivalents	$(68,648)	$(2,611)